UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 1, 2012

ENGlobal Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-14217	88-0322261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

654 N. Sam Houston Parkway E., Suite 400, Houston, Texas	77060-5914
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   281-878-1000

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2012, Edward L. Pagano, resigned as Chief Executive Officer of ENGlobal Corporation (the "Company"), effective immediately. Mr. William A. Coskey, P.E., Founder and Chairman of the Board, has been elected President and Chief Executive Officer, effective immediately. Mr. Pagano will be available in a consulting capacity through the remainder of 2012 to ensure a smooth and seamless leadership transition.

Mr. Coskey, 59, co-founded ENGlobal in 1985 and has served in various leadership roles since that time, including Chairman of the Board, President, Chief Executive Officer, and Chief Operating Officer. In 2009, he was awarded the Ernst & Young Entrepreneur Of The Year® 2009 Award in the Energy Services category for the Houston & Gulf Coast Area. Mr. Coskey, an honors graduate, received a Bachelor of Science in Electrical Engineering from Texas A&M University in 1975 and is a Registered Professional Engineer.

Item 7.01. Regulation FD Disclosure.

On August 1, 2012, the Company issued a press release announcing the resignation of Edward L. Pagano, the Company's President and Chief Executive Officer. The press release is filed as Exhibit 99.1 to this Form 8-K, and is incorporated herein by reference.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release of ENGlobal Corporation dated August 1, 2012.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGlobal Corporation (Registrant)
August 1, 2012 (Date)	/s/ NATALIE S. HAIRSTON Natalie S. Hairston Chief Governance Officer, Corporate Vice President - Investor Relations, and Corporate Secretary

Exhibit Index
99.1	Press release dated August 1, 2012